UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILSHIRE INTER-GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7430
(Primary Standard Industrial Classification Code Number)

26-3456336
(I.R.S. Employer Identification No.)

9545 W. Russell Rd., #3, Las Vegas, NV 89148 (702) 357-8989
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to: The Law Offices of Thomas C. Cook 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV89107 (702) 221-1925
(Address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1), (2)	Proposed Offering Price Per Share (3), (4)	Proposed Maximum Aggregate Offering Price (3), (4)	Amount of Registration Fee
Common Stock, to be offered for resale by selling stockholders	292,000	$0.10	$29,200	$1.25

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)           Represents shares issued by Wilshire Inter-Group in private placement transactions completed on May 4, 2009.
(3)
This price was arbitrarily determined by Wilshire Inter-Group Inc. The selling stockholders will sell the shares of common stock of Wilshire Inter-Group Inc. at a fixed price of $0.10 per share until shares of common stock of Wilshire Inter-Group Inc. are quoted on the OTC Bulletin Board or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The common stock of Wilshire Inter-Group Inc. is not now, nor has ever been, traded on any market or securities exchange, and Wilshire Inter-Group Inc. has not applied for listing or quotation on any public market.

(4)           Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED _________________, 2009

WILSHIRE INTER-GROUP INC.

PROSPECTUS

292,000 SHARES
COMMON STOCK

The selling stockholders named in this prospectus are offering the 292,000 shares of common stock of Wilshire Inter-Group Inc. The selling stockholders acquired the shares directly from our company in private offerings that were exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell the shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Although we intend to seek to have our common stock quoted on the OTC Bulletin Board, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The purchaser in this offering may be receiving an illiquid security. In order to apply for quotation of our common stock, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide any assurance that we will be able to locate a market maker willing to file a Form 15c-211 for our company. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will pay for the expenses of this offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 5 through 9 before buying any shares of our common stock.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is: ____________, 2009

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “WILSHIRE INTER-GROUP” refers to WILSHIRE INTER-GROUP Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common stock.

Overview of Our Business

The Market

The Company will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

Wilshire Inter-Group, Inc. is a development stage company, which will specialize in the following financial services to small to medium size businesses:

•	cash advances based on anticipated cash receipts and credit card charges;
•	short term unsecured loans for inventory and working capital;
•	merchant credit card processing;
•	receivables factoring; and
•	international cash card issuance to permit funds deposited in banks in the United States to be withdrawn via debit cards anywhere there is an ATM.

Our Strategy

We will concentrate our marketing and sales resources on attracting small and medium sized businesses.  We intend to provide a more personalized service to our customers that can be offered by our larger competitors.   The Company intends to extend several related financial services to the small to medium businesses we solicit. It intends to supply cash advances to businesses which accept credit cards from customers and which have established a good history of cash and credit card transactions provide merchant cash advances generally referred to as unsecured small business loans from $5,000 to $75,000;  provide Visa debit cards to be used internationally and most importantly provide merchant credit card processing.

Our Services

The Company intends to specialize in the following financial services to small to medium size businesses:

•	cash advances based on anticipated cash receipts and credit card charges;
•	short term unsecured loans for inventory and working capital;
•	merchant credit card processing;
•	receivables factoring; and
•	international cash card issuance to permit funds deposited in banks in the United States to be withdrawn via debit cards in foreign countries.

We will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

Company Information

We were incorporated on September 23, 2008 pursuant to the laws of the State of Nevada. Our principal executive offices are located at: 9545 W. Russell Rd., #3, Las Vegas, NV 89148 and our telephone number is (702) 357-8989. Our Internet address is www.wigionline.com.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Special Note Regarding Forward-Looking Statements

Some of the statements under “Overview of Our Business”, “Risk Factors”, “Plan of Operation”, “Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

The Offering

Selling Security Holders:
The selling stockholders named in this prospectus are existing stockholders of Wilshire Inter-Group who purchased shares of our common stock in private placement transactions completed on May 4, 2009. The issuance of the shares by us to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Selling Security Holders.”

Securities Being Offered:	Up to 292,000 shares of our common stock, par value $0.001 per share.
Offering Price:
The selling stockholders will sell the shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We intend to seek to have our common stock quoted on the OTC Bulletin upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”), but we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Minimum Number of Shares To Be Sold in This Offering:	None.
Common Stock Outstanding Before and After the Offering:
19,088,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 292,000 shares of common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
Risk Factors:	See “Risk Factors” below and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

BALANCE SHEET	AS OF JUNE 30, 2009
Total Assets	$80,033
Total Liabilities	$0
Shareholder's Equity	$80,033

OPERATING DATA	SEPTEMBER 23, 2008 (INCEPTION) THROUGH JUNE 30, 2009
Revenue	$0.00
Net Income (Loss)	$(42,963)
Net Income (Loss) Per Share	$(0.02)

We have operated at a loss since our inception, and we cannot assure you that we will operate at a profit in the future. Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments until we operate profitably, if ever.

Our auditor's report dated July 2, 2009 on our financial statements for the period ended June 30, 2009 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. We continue to be undercapitalized because of our continued losses from operations and do not have sufficient financial resources to meet the anticipated costs of completing the development and marketing of our services. Accordingly, we will need to obtain additional financing in order to complete our plan of operation and meet our current obligations as they come due.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

If we do not obtain additional financing, our business will fail.

As of June 30, 2009, we had cash on hand of approximately $120. We will need to obtain additional financing to complete the design and development of our services. Our ability to obtain additional financing could be subject to a number of factors outside of our control, including the attraction of our services to consumers, and any unanticipated problems relating to the design and development of our services, including the costs of third-party website development consultants and additional costs and expenses that may exceed our current estimates.

The fact that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors’ report in connection with our audited financial statements.

We do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs. Additionally, we have accumulated significant losses, have negative working capital, and a deficit in stockholders’ equity. Because of all of these factors, our independent auditors’ report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our products and services gain significant popularity. Management projects that we may require additional operating capital to fund our operating expenditures for the next twelve month period. If we are unable to generate material revenues or obtain adequate financing, our business may fail and you may lose some or all of your investment in our common stock.

Since we anticipate operating expenses will increase prior to earning revenue, if any, we may never achieve profitability.

Prior to the completion of the design and development of our services and establishing our marketing initiatives, we anticipate that we will incur increased operating expenses without realizing any revenue. Based upon current plans, we expect to incur operating losses in future periods. Anticipated losses will occur because there are expenses associated with the design and development of our services and establishing our marketing initiatives. Within the next 12 months, increases in expenses associated with the design and development of our services and establishing our marketing initiatives will be attributed primarily to the cost of third-party website development consultants and Internet marketing initiatives.

Since we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

We are a development-stage company and have not completed the design and development of our services and establishing our marketing initiatives. We were incorporated on September 23, 2008 and to date have been involved primarily in organizational activities and initial design and development of our services. Thus we have no way to evaluate the likelihood that we will be able to operate our business successfully. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue may cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to protect or enforce our own intellectual property rights adequately.

We regard the protection of our trademarks, copyrights, patents, domain names, trade dress, and trade secrets as critical to our success. We will aggressively protect our intellectual property rights by relying on a combination of trademark, copyright, patent, trade dress and trade secret laws, and through the domain name dispute resolution system. We will also rely on contractual restrictions to protect our proprietary rights in products and services. We will enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps we will take to protect our intellectual property may not prevent misappropriation of our technology or deter independent development of similar technologies by others. We will pursue the registration of our domain names, trademarks, and service marks in the U.S. and internationally. Effective trademark, copyright, patent, domain name, trade dress, and trade secret protection is very expensive to maintain and may require litigation. We will have to protect our trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location.

We may be subject to intellectual property rights claims in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future.
Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We may be subject to intellectual property rights claims in the future and our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

There is a risk that we may be unable to continue our services or continue operations if we experience uninsured losses or an act of God.

We may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to provide various financial  services and thus adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

Customer complaints or negative publicity about our customer service could diminish use of our services.

Customer complaints or negative publicity about our customer service could severely diminish consumer confidence in and use of our services. Measures we will be taking to combat risks of fraud and breaches of privacy and security could damage relations with our customers. These measures will heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer and we may lose our customers’ confidence.

If we are unable to provide quality customer support operations in a cost-effective manner, our customers may have negative experiences, we may receive additional negative publicity, our ability to attract new customers may be damaged, and we could become subject to litigation. As a result, revenues could suffer, or operating margins may decrease.

We are dependant on third-party providers for certain services and may not be able to continue operations if there is a disruption in the supply of such services.

Initially, and for the foreseeable future, we will depend upon third-party independent contractors to develop and supply our services. Further, we plan on retaining independent contractors to provide other essential services to the company. We also anticipate hiring contractors to enhance our website. Such third party suppliers and contractors have no fiduciary duty to the shareholders of our company and may not perform as expected. Inasmuch as the capacity for certain services by certain third-parties may be limited, the inability of those third-parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

Our business may be adversely affected by changes in international migration patterns.

The money transfer business relies in part on migration patterns, as individuals move from their native country into countries with greater economic opportunities or a more stable political environment. A significant portion of money transfer transactions are initiated by immigrants or refugees sending money back to their native countries. Changes in immigration laws and economic development patterns that discourage international migration and political or other events (such as war, terrorism or health emergencies) that make it more difficult for individuals to migrate or work abroad could adversely affect our money transfer remittance volume or growth rate and could each have an adverse effect on the Company's business, financial condition and results of operations, as these events may have the effect of reducing the demand for our money transfer services.

If we experience an inability to maintain adequate banking relationships, our business might fail and you could lose your entire investment.

We may be considered a Money Service Business ("MSB") in the United States under the Bank Secrecy Act. Although we do not believe that we are or will be required to register as a Money Service Business, it is possible that we would be required to do so.   If we are required to do so, and fail to do so, than we may be subject to civil and criminal penalties under the Bank Secrecy Act. If we are required to do so, it is possible that we would be unable to do so, and we may be forced to cease operations covered by the Bank Secrecy Act. The federal banking regulators are increasingly taking the stance that MSBs, as a class, are high risk. As a result, financial institutions which look to the federal regulators for guidance may terminate their banking relationships with us. Any inability on our part to maintain existing or establish new banking relationships could adversely affect our business, results of operations and financial condition.

Any significant security or privacy breaches in the Company's debit card issuer, computer networks and databases could harm its business and reputation, cause inquiries and fines or penalties from regulatory or governmental authorities and cause a loss of customers.

We rely on encryption software and other technologies to provide security for processing and transmission of confidential customer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments, including improper acts by third parties, may result in a compromise or breach of the security measures we use to protect customer transaction data. If users gain improper access to the Company's or its banks’ systems or databases, they may be able to steal, publish, delete or modify confidential customer information. Any breach of our security policies or applicable legal requirements resulting in a compromise of consumer data could expose us to regulatory enforcement action, limit our ability to provide services, subject us to litigation and/or damage our reputation.

Money transfers through the Company’s debit card to, from or within or between countries may be limited or prohibited by law.

At times, we may be required to cease operations in particular countries due to political uncertainties or government restrictions imposed by foreign governments or the United States. Additionally, economic or political instability or natural disasters may make money transfers to, from or within a particular country difficult, such as when banks are closed, when currency devaluation makes exchange rates difficult to manage or when natural disasters or civil unrest make access to agent locations unsafe. These risks could negatively impact our ability to make payments to or receive payments from international agents or its ability to recoup funds that have been advanced to international agents and could adversely affect our business, financial position and results of operations. In addition, the general state of telecommunications and infrastructure in some lesser developed countries may create operational risks for us and our agents that generally are not present in operations in the United States and other more developed countries.

We face significant risks of fraud and other financial losses in the credit card processing field.

The credit card industry is plagued with charge backs based on fraud or business failure. Our lenders may discontinue purchasing our paper even at high yields if we have a high rate of charge backs to their portfolio.  Businesses that we service may have a difficult time surviving in the current economy and the risk of partial loss of proceeds advanced could also result in a speculative market for our paper. Banks issuing credit cards may fail in the middle of clearing and processing which may result in delays or losses.

We may ever operate profitably.

Our businesses are speculative and dependent upon the acceptance and reliability of our money remittance services and the effectiveness of our marketing program to convince the public to utilize our remittance services in sufficient numbers so that it will become profitable. If the public does not accept the Company's money remittance services, it is unlikely that the Company will be successful or that its business will earn any revenues or profit. If we do not earn any revenues or profits, you may lose your entire investment in the Company.

The industry in which we will operate is highly competitive, and we will be forced to compete with much larger competitors.

The remittance industry in which we plan to compete is extremely competitive. Our principal competitors will include money service providers, including but not limited to Western Union, Money Gram, financial institutions, including but not limited to banks. Many of these competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than we do. We believe that the principal factors affecting competition in this proposed market include name recognition, convenience, and customer confidence. There are no significant barriers of entry that could keep potential competitors from entering the remittance business. We may not be able to compete successfully in the international debit card industry. Future competition may have a material adverse effect on our business, operating results, and financial condition.

The loss of one or more of our key employees could adversely effect our business.

Our success is substantially dependent on the performance of our executive officers and key employees. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel. Although we believe that we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market its remittance services. The loss of one or more of our key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business.

Risks Related to the Ownership of Our Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experience significant price and volume fluctuations that have particular affected the market prices of the shares of developmental stage companies, which may adversely affect the market price of our common stock in a material manner.

Because our Chief Executive Officer , Alfred A. Grant, owns 95.05% of our outstanding common stock, investors may find that corporate decisions controlled by Mr. Grant are inconsistent with the interests of other stockholders.

Alfred A. Grant, our  Chief Executive Officer , controls 95.05% of our issued and outstanding shares of common stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, Mr. Grant is able to control who is elected to our Board of Directors and thus could act, or could have the power to act, as our management. Since Mr. Grant is not simply a passive investor, but is also our Chief Executive Officer, his interests as an executive officer may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Grant exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our Board of Directors. Also, due to his stock ownership position, Mr. Grant will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our Articles of Incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by Mr. Grant to their detriment, and (iii) control over transactions between him and Wilshire Inter-Group, Inc.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We completed an offering of 292,000 shares of our common stock at a price of $0.10 per share to investors on May 4, 2009. Since our inception, we have relied on such sales of our common stock to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us could become diluted.

Because Our Common Stock Is Deemed A Low-Priced “Penny” Stock, An Investment In Our Common Stock Should Be Considered High Risk And Subject To Marketability Restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

If we are dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to the shareholders only after all claims of our creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Since we are a development-stage company, we do not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on either our common stock or preferred stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

FORWARD-LOOKING STATEMENTS AND INFORMATION

All statements other than statements of historical fact contained in this Prospectus and Registration Statement are forward-looking statements.  Forward-looking statements generally are accompanied by words such as “may,” “should,” “plan,” “predict,” “anticipate,” “believe,” “estimate,” “intend,”  “project,” “potential” or “expect” or similar statements.  The forward-looking statements were prepared on the basis of certain assumptions which relate, among other things, to the demand for and cost of marketing our services, our ability to anticipate and respond to technological changes in a highly competitive industry characterized by rapid technological change and rapid rates of product obsolescence, our ability to develop and market new product enhancements and new products and services that respond to technological change or evolving industry standards, and the cost of protecting our intellectual property. Even if the assumptions on which the forward-looking statements are based prove accurate and appropriate, the actual results of our operations in the future may vary widely due to technological changes, increased competition, new government regulation or intervention in the industry, general economic conditions and other risks described elsewhere in this Prospectus and Registration Statement.  See “Risk Factors”.  Accordingly, the actual results of our operations in the future may vary widely from the forward-looking statements included herein.  All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements in this paragraph.

USE OF PROCEEDS

We are not selling any shares of common stock in this offering and, therefore, we will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We cannot provide our investors with any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 292,000 shares of common stock offered through this prospectus. Thirty-five (35) selling stockholders acquired 292,000 shares of common stock offered through this prospectus from us in an offering that was exempt from registration under Regulation D, Rule 505 of the Securities Act and completed on May 4, 2009. At the time of purchase of such securities, each of the selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Other than the costs of preparing this prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales by the selling stockholders.

The following is a list as of May 20, 2009 of selling stockholders who own an aggregate of 298,000 shares of our common stock covered in this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

Name of Selling Stockholder (1)	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent (2)		Number of Shares	Percent (2)
Lynda Gougeon	10,000	0.0005	10,000	Nil	-
Sebastian Arbic	5,000	0.0003	5,000	Nil	-
Sylvian Gelinas	5,000	0.0003	5,000	Nil	-
Rene Arbic	10,000	0.0005	10,000	Nil	-
Pierrette Thibault	10,000	0.0005	10,000	Nil	-
Lucie Thibault	10,000	0.0005	10,000	Nil	-
Lyne F. Chaperon	5,000	0.0003	5,000	Nil	-
Eric Bolduc	5,000	0.0003	5,000	Nil	-
Jean Malouin	20,000	0.0011	20,000	Nil	-
Micheal Forand	5,000	0.0003	5,000	Nil	-
M. Gilles Delisle	10,000	0.0005	10,000	Nil	-
Joel Penseley	20,000	0.0011	20,000	Nil	-
Amanda Ruetenik	1,000	0.0001	1,000	Nil	-
Ashley Ruentinek	1,000	0.0001	1,000	Nil	-
Robert Bernstein	1,000	0.0001	1,000	Nil	-
Barry Blum	1,000	0.0001	1,000	Nil	-
Angelina Whittington	3,000	0.0002	3,000	Nil	-
Clint Whittington	1,000	0.0001	1,000	Nil	-
Maritza Ravelo	1,000	0.0001	1,000	Nil	-
Rick Davis	1,000	0.0001	1,000	Nil	-
Brian O’Shaughnessy	1,000	0.0001	1,000	Nil	-
Leigh Malizia-Carlson	1,000	0.0001	1,000	Nil	-
Howard Tenenbaum	2,000	0.0001	2,000	Nil	-
Jeffrey Weston	1,000	0.0001	1,000	Nil	-
Brenda Weston	1,000	0.0001	1,000	Nil	-
Alex Fleishman	1,000	0.0001	1,000	Nil	-
Lee Imperial	4,000	0.0002	4,000	Nil	-
Joey Luna	1,000	0.0001	4,000	Nil	-
Matthew Mestas	1,000	0.0001	1,000	Nil	-
Dominic Mestas	1,000	0.0001	1,000	Nil	-
Lloyd Mestas	1,000	0.0001	1,000	Nil	-
Matthew Morse	1,000	0.0001	1,000	Nil	-
Karla Wright	1,000	0.0001	1,000	Nil	-
William Fackelman	150,000	0.0079	150,000	Nil	-
TOTAL	292,000	0.0156	292,000	Nil	-

Based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

Notes:

1.
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

2.	Applicable percentage of ownership is based on 19,088,000 common shares outstanding as of the date of this prospectus.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us other than as a stockholder at any time within the past three years; or
(ii)	has ever been one of our officers or directors.

We may require the selling stockholders to suspend the sales of the shares of our common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

We are registering the shares currently held by certain of our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders. The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.10 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “Selling Stockholders” table after the date of this prospectus, we will amend this prospectus by filing a post effective amendment to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares and disclose the applicable compensation arrangements.

If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC Bulletin Board:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, we have no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. Following the consummation of this offering, we do not anticipate that any such trading market will develop. Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely. We will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 3, above, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

•	sells for less than $5 a share,
•	is not listed on an exchange, and
•	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and Securities and Exchange Commission regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

•	that transactions in penny stocks are suitable for the person and
•	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased. Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another Securities and Exchange Commission rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a “risk disclosure document.” This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the Securities and Exchange Commission to abuses in the marketing of low-priced securities by “boiler room” operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and mark-ups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 65,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 20, 2009, a total of 19,088,000 shares of common stock are issued and outstanding, held by thirty-seven (37) registered stockholders. All issued and outstanding shares of common stock are fully paid and non-assessable.

Our common stock

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	have unlimited voting rights, with each share being entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our preferred stock

At this time we have no plans to issue any preferred stock. Our Articles of Incorporation authorize the Board of Directors, without stockholder action, to provide for the issuance of preferred stock in one or more series and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto. For example, our Board of Directors can determine the voting rights relating to preferred stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of preferred stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of preferred stock of any series in the event of liquidation, dissolution, or winding up of the affairs of our company, the rights, if any, of holders of preferred stock of any series to convert or exchange such preferred stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of our company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Preemptive Rights and Non-Cumulative Voting

Our stockholders do not have preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by our company. Also our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares. Alfred A. Grant, our President and director owns approximately 95.05% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.438 through 78.4393 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception on September 23, 2008 through June 30, 2009 included in this prospectus have been audited by Gruber & Company LLC; Certified Public Accountants, headquartered in Lake St. Louis Mo 63367 at 99 Shybridge Manor Parkway as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Thomas C. Cook, Esq., The Law Offices of Thomas C. Cook, 500 N. Rainbow Blvd., Suite 300, Las Vegas, Nevada 89107 , and The Law Offices of Thomas C. Cook has given an opinion upon the validity of the securities to be registered.

Neither of Gruber & Company LLC; Chartered nor Thomas Cook, Esq. has been hired on a contingent basis, will receive a direct or indirect interest in WILSHIRE INTER-GROUP or have been a promoter, underwriter, voting trustee, director, officer, or employee of WILSHIRE INTER-GROUP.

INFORMATION WITH RESPECT TO THE REGISTRANT

OUR BUSINESS

The Market

The Company will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

The Company intends to specialize in the following financial services to small to medium size businesses:

•	cash advances based on anticipated cash receipts and credit card charges;
•	short term unsecured loans for inventory and working capital;
•	merchant credit card processing;
•	receivables factoring; and
•	international cash card issuance to permit funds deposited in banks in the United States to be withdrawn via debit cards from anywhere there is an ATM.

Business owners needing financing generally anticipate borrowing from their banks on the strength of their assets. This process can be complicated, frustrating and lengthy. Banks, especially recently, often turn down loan requests even from otherwise qualified borrowers. The Company is establishing a new and innovative business cash advance facility to help businesses raise capital for any business purpose from asset acquisition to operating expenses while putting minimal strain on operations. Repayment is made from a portion of future credit card charges at point of sale over a six to ten month period.

The Company’s procedures for making cash advances are fast, and without the strict requirements of a traditional business loan offered by banks. Traditional business loans require collateral, good credit and a long business history. Newer businesses and business owners with a less than perfect credit history may still qualify for cash advances from the Company despite the fact that, with these unsecured loans, there is always a chance of default in repayment.

The Company gives merchant cash advances using future credit card transactions of the actual business, without putting a strain on the business. As people purchase goods, services or business supplies, this arrangement uses these receipts to repay the loan.

The Company believes it is able to solve many cash flow problems that businesses encounter, using an innovative and safer method by utilizing credit card payments from customers. The Company will supply a business with free state-of-the-art credit card processing equipment when they receive a cash advance. The Company believes its operations will have no hidden costs and will be available to third party and attorney reviews.

In most cases, once the paperwork and application are complete, the Company anticipates responding to the loan request upon approval and wired to the client within a period of five days.

Factoring.

Factoring is the purchase of accounts receivable for immediate cash. Factoring gives businesses the power to ensure growth without diluting equity or incurring debt. After invoices are submitted and verified, the Company will advance a portion of the amount of the receivables; they are funded within 24 hours. The factored receivables are paid directly to the factor. The customer does not have to wait until the purchaser pays for the goods but gets a substantial portion of the purchase immediately.

The Company has identified established lines of credit to enable it to factor the receivables of small to mid-sized businesses.

International Debit Card

Since the passage of the North American Free Trade Agreement ("N.A.F.T.A."), the money remittance industry has seen steady growth. Management estimates that the industry totaled roughly $140 billion worldwide in 2002, increasing annually to $319 billion in 2007, although these numbers may not be 100% accurate, and merely an estimate. Of equal significance is the rising number of foreign-born immigrants currently residing in the United States. The current total of foreign-born residents residing in the United States is substantial. See http://www.census.gov/prod/2004pubs/p20-551.pdf for a breakdown of ages, residences and countries of origin as prepared by the United States Census Bureau in 2003.

Although such remittances by the Hispanic community have traditionally been handled by money transfer agencies rather than financial institutions, banks such as Bank of America, Wells Fargo and Citibank, as well as credit unions, are seeking out Hispanic clientele.

The Company believes there are three keys to gaining market share in the money industry. It must:

1.           provide a secure, reliable, and efficient method of debit transaction;
2.           offer a foreign exchange rate that will attract the consumer; and
3.           offer its services at a competitive price.

A typical remittance sender has been thought of as a young, recently married man with little education, low earnings, and little familiarity with formal banks. Management believes that the Company's business model will appeal to the typical remittance consumer and will likewise instill a sense of trust.

The Company intends to earn revenue from its international debit card through two sources. The Company will charge a fee for each transaction, typically a percentage of the funds to be transferred or a flat fee. The Company will also receive the difference between the rate that currencies are purchased and sold with respect to each transaction involving the conversion of dollars into foreign currency.

Credit Card Processing

This process involves the following parties:

Cardholder: the owner of the card used to make a purchase;

Merchant: the business accepting credit card payments for products or services sold to the cardholder;

Acquirer: the financial institution or other organization that provides card processing services to the merchant;

Card association: a network such as VISA® or MasterCard® (and others) that acts as a gateway between the acquirer and issuer for authorizing and funding transactions; and

Issuer: the financial institution or other organization that issues the credit card to the cardholder.

The flow of information and money between these parties—always through the card associations—is known as the interchange and it consists of authorizing, batching, clearing, settlement and funding.

1.	authorizing –at the point of sale when a card is swiped or given as payment over the phone with the 3 number code on the back of the card
2.
batching, clearing – once, twice or more time per month a merchant will send all of their credit card transaction receipts to the processing center for batching which means collection of funds against the card or bank account.

3.	settlement and funding. – once the clearing house or third party vendor has received funds they transfer funds less fees to the merchant.

The Company will use a third party vendor for this service and will share in the up sale of the buy rate for these services.-a cost for the service mentioned in Item 2 and 3 is charged to the Company. The cost is a percentage of the actual transaction itself. The Company than charges a higher fee for these services to the merchant. If the Company keeps the volume at a level of over 46 merchants per month, the Company will retain 80% of the difference between cost and what is being charged.  If the Company falls below the 46 mark, 65% is retained by WIGI and the balance is retained by the third party vendor.

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Company Overview

The Company will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

Wilshire Inter-Group, Inc. is a development stage company, which will specialize in the following financial services to small to medium size businesses:

•	cash advances based on anticipated cash receipts and credit card charges;
•	short term unsecured loans for inventory and working capital;
•	merchant credit card processing;
•	receivables factoring; and
•	international cash card issuance to permit funds deposited in banks in the United States to be withdrawn via debit from anywhere there is an ATM.

Plan of Operation

Over the twelve month period starting upon the effective date of this registration statement, we must raise capital and complete the staged design and development of our Web sites and initiate marketing activities.

Stage One – to be completed within 180 days of this registration statement

We intend to have a minimum of 15 telemarketers in house and another 10 outside sales representatives throughout the USA.   Our goal is to have each telemarketing and sales representative submit and sign on a minimum of two new clients per week.

Stage Two – to be completed within 240 days of this registration statement

We intend to be in a position to expand the operation to having 25 to 35 in house and 25 to 50 outside sales representatives across the USA.   We intend to have our Cash Advance operation completely in place, with guidelines tested and approved by our institutional investors for short term cash advances to our merchant client base.  We intend to have our prepaid debit card system complete and beta testing will begin at this time.  Distributions will be within 30 to 60 days from the testing date.

Stage Three – to be completed within 360 days of this registration statement

We intend to be soliciting business throughout Canada and the USA for Merchant Credit Card Processing.  We intend to initiate our new products to our customer base, such as gift cards and loyalty cards, so our clients (the Merchants) will have a way to achieve customer retention.

If we can complete these stages and we receive a positive reaction from our potential members, we will attempt to raise additional money through a private placement, public offering or long-term loans to continue marketing our services to attract larger numbers of customers. We will also continually refine our Web sites and optimize our marketing efforts from the market feedback we receive during the initial marketing phase and from our customer’s feedback. We do not at this time have an estimate for this stage.

At the present time, we have not made any arrangements to raise additional cash; however, we intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

We have no current plans, preliminary or otherwise, to merge with any other entity.

Financial Condition, Liquidity and Capital Resources

As of June 30, 2009, we had $120 cash on hand and in the bank. Management believes this amount will not satisfy our cash requirements for the next twelve months and as such we will need to either raise additional proceeds and/or our  Chief Executive Officer  will need to make additional financial commitments to our company, neither of which is guaranteed. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our web sites and related services, our marketing campaign, and to offset legal and accounting fees - by financial commitments from our Chief Executive Officer. There is no additional offering planned at present.

Management believes that we may generate sales revenue within the next twelve months, but that these sales revenues will not satisfy our cash requirements during that period. And, financial commitments from our Chief Executive Officer may not be available to us at the levels that we require, thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds from our Chief Executive Officer, we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure and may not even be available to us. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

The staged development of our web sites will continue over the next twelve months. Other than hiring independent consultants to assist in the design and development of our Web sites, we do not anticipate obtaining any further products or services. We do not expect the purchase or sale of plant or any significant equipment and we do not anticipate any change in the number of our employees. Our current material commitments include the total costs of the planned offering as provided herein, estimated at $7,701.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated. Accordingly, we must raise cash from sources other than from the sale of advertising. Our only other source for cash at this time is investments by our Chief Executive Officer. We must raise cash to implement our business strategy and stay in business. Our success or failure will be determined by our ability to develop and market our financial services.

Results of Operations

		From Inception on September 23, 2008 Through June 30, 2009
Revenue	$	Nil
Operating Expenses		42,963
Net Income (Loss)		(42,963)

Our operating expenses consist of professional and legal fees, officer wages, incorporation costs, and general and administrative expenses. Professional and legal fees for the period from Inception on September 23, 2008 through June 30, 2009 were $5,441. For the period accounting and auditing fees were $3,500 and legal fees were $5,000. General and Administrative expenses exclusive of the amounts above for the period from Inception on September 23, 2008 through June 30, 2009 were $20,007 . Interest expenses for the period from Inception on September 23, 2008 through June 30, 2009 were $15.

The following table shows a breakdown of material components of our expenses:

		From Inception on September 23, 2008 Through June 30, 2009
Accounting fees	$	Nil
Auditing fees		3,500
Legal fees		5,000
Stock transfer agent fees		Nil
General and administrative expenses		20,007

Financing Activities

Financing activities resulted in a net cash inflow of $34,083 for the period from Inception on September 23, 2008 through June 30, 2009.

We intend to seek additional funding through public or private financings to fund our operations through fiscal 2009 and beyond. However, if we are unable to raise additional capital when required or on acceptable terms, or achieve cash flow positive operations, we may have to significantly delay product development and scale back operations both of which may affect our ability to continue as a going concern.

Satisfaction of Our Cash Obligations for the Next Twelve Months

As of June 30, 2009, our cash balance was $120. Our plan for satisfying our cash requirements for the next twelve months is through business-generated income, sale of shares of our common stock, third party financing, and/or traditional bank financing. We anticipate some business-generated income during that same period of time, but do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Facilities

Our registered office is located at 9545 W. Russell Rd., #3, Las Vegas, Nevada 89148 and our telephone number is (702) 357-8989 and our fax number is  (877) 570-2782. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of listing or some form of advertising revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Additional Disclosure of Outstanding Share Data

As of May 20, 2009, we had 19,088,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.
DESCRIPTION OF PROPERTY

We do not own any real estate or other properties. Our office is located at 9545 W. Russell Rd., #3, Las Vegas, NV 89148, our telephone number is (702) 357-8989, and our fax number is (877) 570-2782

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada. Our registered agent for this purpose is State Agent & Transfer Syndicate, Inc. of 112 North Curry Street, Carson City, NV 89703. All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2).

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We do not expect to enter into financial instruments for trading or hedging purposes. We do not currently anticipate entering into interest rate swaps and/or similar instruments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders of Our Common Stock

As of the date of this prospectus, we had thirty-seven (37) registered stockholders.

No Public Market for Common Stock

There is currently no public market for our common stock. We intend to seek to have our common stock quoted on the OTC Bulletin Board, but we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange or, if quoted or traded, that a public market will materialize. Other than the shares being offered under this prospectus, there are no shares of our common stock that are being or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

We are paying the expenses of the Offering because we seek to: (i) become a reporting company with the Securities and Exchange Commission under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We plan to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a reporting company with the Securities and Exchange Commission under the Exchange Act concurrently with the effectiveness of the Registration Statement on Form S-1. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for quotation on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our development and marketing programs, we may need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and quotation on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that would prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our audited financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

Our financial statements for the period from September 23, 2008 (date of inception) to June 30, 2009 immediately follow:

WILSHIRE INTER-GROUP INC.
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

From Inception on September 23, 2008

Through June 30, 2009

GRUBER & COMPANY LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wilshire Inter-Group, Inc.

We have audited the accompanying balance sheet of Wilshire Inter-Group, Inc. as of June 30, 2009 and the related statements of operations, stockholders equity and cash flows for the period since inception of September 26,2008 to June 30, 2009.These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company  as at June 30, 2009  and the results of its’ operations and its’ stockholders equity and cash flows for the period of inception of September 26,2008 to June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has incurred losses and has limited liquid assets. These items among others, raises substantial doubt about its ability to continue as a going concern.These financial statements do not include any adjustments that might result from the outcome of this uncertainty

Gruber & Company LLC

Lake St. Louis MO 63367

July 2, 2009

WILSHIRE INTER-GROUP INC.

Balance Sheet

June 30,
2009
Assets
Current Assets:
Cash and Cash Equivalents	$120

Other Assets	70,000

Total Assets	$70,120
Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$-

Total Liabilities	-
Stockholders’ Equity:
Common Stock 65,000,000 shares authorized, 18,938,000
Issued and outstanding @.001	18,938
Additional Paid in Capital	94,145
Preferred Stock, 10,000,000 authorized 0 issued @.001	-

Retained Deficit	(42,963)
Total Stockholder’s Equity	70,120
Total Liabilities and Stockholders Equity	$70,120

The accompanying notes are an integral part of these financial statements.

 WILSHIRE INTER-GROUP INC.

Statement of Operations

For the period of inception September 26, 2008 to
June 30, 2009

Revenues	$-

Expenses
Stock for Services	9,000

Selling General and Administrative Costs	33,963

Total	42,963

Loss from Operations	(42,963)

Other Income (expense)

Net Profit (Loss)	$(42,963)

Profit (Loss) Per Share	$(0.002)

Weighted Average Shares Outstanding	18,238,000

The accompanying notes are an integral part of these financial statements.

WILSHIRE INTER-GROUP INC.
(A Development Stage Company)

Statements of Stockholders' Equity (Deficit)

	Common Stock		Comprehensive		Retained	Total
	Shares	Amount	Loss	APIC	(Deficit)
September 23, 2008 issuance of founder shares for cash	18,000,000	$18,000	-	$(11,717)	$-	$6,283
Shares issued for services	90,000	90	-	8,910	-	9,000
Shares issued for cash	148,000	148	-	14,652	-	14,800
Net Loss for the period			-		(42,963)	(42,963)
Capital Contribution	-	-	-	13,000	-	13,000
Shares issued for lease acquisition	700,000	700		69,300		70,000
Balance June 30, 2009	18,938,000	$18,938	$-	$94,145	$(42,963)	$70,120

The accompanying notes are an integral part of these financial statements.

WILSHIRE INTER-GROUP INC.

Statement of Cash Flows

For the PERIOD OF INCEPTION September 23, 2008 to June 30, 2009

Cash Flows from Operating Activities:
Net Profit (Loss) for period	$(42,963)

Adjustments to reconcile net loss to
cash used by operating activities
Share issuance	9,000

Changes in Assets and Liabilities

Cash Provided (Used) By Operations	(33,963)
Net Cash Used by Investing Activities
Cash Provided by Investing Activities
Net Cash Provided by Financing Activities
Proceeds of Common Stock	21,083
Capital contribution	13,000

Cash Used for Financing Activities	34,083

Increase (Decrease) in Cash	102
Cash-Beginning	-
Cash-End	$102

Supplemental disclosures:
Income Taxes paid	$-
Interest Expense	$-

The accompanying notes are an integral part of these financial statements.

WILSHIRE INTER-GROUP INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2009

Note 1 – Organization and Significant Accounting Policies

Organization and Line of Business

Wilshire Inter-Group, Inc. was incorporated in the state of Nevada on September 23, 2008. The Company is authorized to issue 65,000,000 shares of common stock and 10,000,000 shares of preferred stock both with a par value of .001. The Company is a development stage enterprise under SFAS No. 7 as planned principal operations have yet to begin.. The Company will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

The Company intends to specialize in the following financial services to small to medium size businesses:

•	cash advances based on anticipated cash receipts and credit card charges;

•	short term unsecured loans for inventory and working capital;

•	merchant credit card processing;

•	receivables factoring; and

•	international cash card issuance to permit funds deposited in banks in the United States to be withdrawn via debit cards in foreign countries.

The Company will maintain a market focus based on innovative technology in order to address alternate market opportunities.  Direct competitors are largely focused on the larger more visible merchants and markets with higher volume clients.  We have made a decision to shift marketing and capital resources away from the larger marketing areas and concentrate on the small to medium size business owners. These markets represent the fastest growing segments in population expansion with a growth rate several percentage points above the larger entities.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Business Condition

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of April 30, 2009 the Company had  operating losses, and limited liquid assets.  The continuation of the Company is dependent upon its ability to raise funds.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

WILSHIRE INTER-GROUP INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2009

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock, is the price paid when it raised funds or .10 per share.

During the period ended April 30, 2009 the Company issued 18,938,000,000 shares of stock. Of this total 18,000,000 were issued to its founder for a cash contribution of $6,283. 148,000 shares were issued at a dime to approximately 26 investors for $14,800. 90,000 shares were issued for services, valued at a dime resulting in stock for services costs of $9,000 and shown on the statement of operations. Finally on April 23, 2009 700,000 shares were issued for a lease interest or $70,000. The seller, not a related party, determined that the fair value of the lease was $70,000. The buyer then issued its shares based upon a per share value it determined based upon the price of shares it had raised money for. The lease is an assignment of a Real Property sublease pertaining to land and equipment and considered a capital lease. The lease provides a net income to the Company from September 1, 2009 to March 31,2012 of $4,500 per month based upon a gross fee of $9,000 and expenditures of $4,500. The interesrt in the lease is 100%. The lease interest has been shown in the financial statements as a other asset and will be amortized in equal monthly amounts over the life of the lease term of 31 months.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.
Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.  SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company reviewed the acquisition and concluded based upon future cash flows that an impairment was not warranted.

Advertising Costs

Theses costs are expensed as incurred. During the periods there was no advertising expense.

Income Taxes

This is the first year of operation and the company has yet to determine its year end. The Company to April 30, 2009 has lost $31,050.. As it is more likely than not that the Company will not be profitable a reserve for deferred taxes has been established but reserved in full.

WILSHIRE INTER-GROUP INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2009

Earnings Per share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recent Accounting Pronouncements

 In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

Note 2 - Commitment and Contingencies

The Company entered into an employment agreement with its founder which is effective upon the approval of the registration for $150,000 per year. As the agreement is not effective at this time the Company has not accrued this liability.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

At each annual meeting of stockholders, directors will be elected to hold office until the next annual meeting of the stockholders. Each director will hold office until the expiration of the term from which elected and until a successor has been elected and qualified. The officers of our company are appointed by our board of directors and hold office for such term as may be prescribed by our board of directors and until such person’s successor has been chosen and qualified, or until such person’s death or resignation, or until such person’s removal from office.

The name, address, age, and position of our  officers and directors is set forth below:

Name and Address	Age	Position(s)
Alfred A. Grant 9545 West Russell Rd, Suite 3 Las Vegas, Nevada 89148	60	Chief Executive Officer, President, Secretary, Treasurer and Director
Ray Powers 9545 West Russell Rd, Suite 3 Las Vegas, Nevada 89148	62	Director

On September 23, 2008, Alfred A. Grant was appointed as a director. On September 24, 2008, Mr. Grant was appointed as our Chief Executive Officer , President, Secretary and Treasurer. On March 1, 2009, Mr. Powers was appointed as a director, and his term shall last for one year.

Background of Officer and Director

Alfred A. Grant, 60, Chief Executive Officer, President, Secretary, Treasurer and Director. Mr. Grant has primarily been employed in the mortgage banking industry for the last five years. He has successful led other financial operations through a variety of economic conditions with the strategic vision and leadership attributes that have provided the opportunities of today.  Mr. Grant began his executive career in the Mortgage Banking Industry 27 years ago in 1981, and leveraged his success overtime to lead several enterprising and entrepreneurial ventures.  These include recent participation in three telecom mergers and acquisitions which resulted in consolidation in the market. In addition to the Company, he was the Founder and Managing Director of Platna Capital Properties, Inc. and continues to contribute insight and guidance to a wide range of mortgage industry colleagues and strategic alliance partners.  Additionally, Mr. Grant was the Founder of Las Vegas-based Platinum USA Home Loan Inc. a major provider of FHA home loans throughout the West Coast funding over $800MM per year.

For the past five years, up until his founding of Wilshire Inter-Group, Mr. Grant has also served as the National Director of Whole Loan Acquisitions at Gateway Bank, F.S.B, and held previous positions as the Vice President of Whole Loan Acquisitions at Nomura Credit and Capital, Inc. a Division of Nomura Securities, Inc.  He has also served in the capacity of Western Regional Manager of Bulk Acquisitions for Option One Mortgage, and as CEO and President of Berkshire Asset Management, a publicly held consulting firm in which he completed a significant number of successful mergers and acquisitions. Mr. Grant was responsible for Loan Acquisitions to be placed into securities which averaged over Two Billion per year for three years running.

Mr. Grant holds licenses as a California and Nevada Real Estate Broker, and was the Founding Director of Financial Services Institute of Mortgage Lending, one of the first mortgage loan consultant schools licensed in Nevada. He is also licensed nationally through the Department of Housing and Urban Development as a direct endorsed underwriter.  Mr. Grant is a graduate of Almeda University where he earned his undergraduate degree in Business Management and his MBA in Finance.

Ray Powers 62, Director .  Dr. Ray Powers has 40 years of progressive technology and business leadership experience beginning with 30 years at AT&T/US West, followed by accomplishments in non-regulated companies and start-up through IPO entrepreneurial environments. From 1998 to 2004, Mr. Powers was the Prresident and CEO of Compass Corporate Holdings, Inc., a holding company whose subsidiaries provide technology services, technology management and project management consulting, as well as hold CLEC licenses in all 50 states.  From 2004 to 2006, Mr. Powers was the Executive Vice President and Chief Operating Officer for Corban Networks, Inc.  Since 2006, Mr. Powers has been a consultant for Strategic Alliance Enterprises, Inc., where he serves in a consulting role in project management and in developing strategic business plans and process improvement initiatives in the area of new technology communications products and services. Prior to involvement with MediaG3, Dr. Powers served as President of Worldwide Communications Associates, Inc. as Chief Operating Officer and Executive Vice President of International Communications Group Inc., a microwave back-haul wholesale carrier that owned nearly 460 wireless transmits sites throughout the U.S; as President & CEO of ICG, which provided telecommunications, technology management, and project management consulting; President & CEO of Compass Corporate Holdings which owns subsidiaries that provide CLEC, IT services, and wholesale international voice and data carrier services; as Senior Vice President and COO of American MetroComm Corporation, a CLEC providing local, long distance and a broad range of telecommunications services; and Vice President of Technology Management at Dade Behring International Inc., serving in an M&A environment, responsible for technology integration activities worldwide.   As a senior executive at AT&T/US West, Dr. Powers directed the New Technology organization as well as the Corporate Project Management group, served on the strategic planning board (Cabinet), and was responsible for deployment of new technology products.  He has had extensive involvement with the Project Management Institute (PMI), served as the Director of Standards for the Institute, and is a Certified Project Management Professional (PMP).  Dr. Powers serves on the faculty of the graduate degree programs at the University of Phoenix and at Keller Graduate School of Management, and on the University of Phoenix Advisory Board.  He has a Bachelor of Science degree in Business Management, an MBA in Technology Management, and a Doctorate specializing in leadership and technology convergence.

Conflicts of Interest

At the present time, we do not foresee any direct conflict of interest between Mr. Grant's other business interests and her involvement in our company. Mr. Grant has the flexibility to work on our company approximately 20-30 hours per week. He is prepared to devote more time to our operations as may be required.

Involvement in Certain Legal Proceedings

Our director, executive officer and control person has not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

We currently do not have any committees of the Board of Directors.

EXECUTIVE COMPENSATION
Summary of Compensation

In October 2008, we entered into an Employment Agreement with Fred Grant pursuant to which Mr. Grant will serve as Chief Executive Officer and Chairman of the Board of Directors upon the effectiveness of the agreement, which will become effective upon the effectiveness of this Registration Statement. Pursuant to the Agreement, Mr. Grant will receive a salary of $150,000 per annum, plus an annual bonus.  Such bonus will be based on the achievement of milestones to be established each year by the Board of Directors. Mr. Grant is entitled to the use of a car leased up to a maximum of $750 per month and reimbursement of related expenses. The Agreement is for an initial term of 5 years and automatically renews each year thereafter unless terminated by the Company or Mr. Grant by written notice given 90 days prior to the expiration of the Agreement.  The Agreement may also be terminated by the Company for “cause”, or by Mr. Grant for “good reason”, as such terms are defined in the Agreement.  In the event of termination by the Company other than for “cause”, Mr. Grant will be entitled to 36 months salary and benefits and 100% of any options which have not vested at the time of termination shall vest.

The following table sets forth the compensation paid by us from inception on September 23, 2008 through June 30, 2009. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to June 30, 2009. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alfred A. Grant President	2008	$	Nil	Nil	Nil	Nil	Nil	Nil	$
	2009		Nil	Nil	Nil	Nil	Nil	Nil

We did not pay any other salaries in 2008 or 2009. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Long-term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

In October 2008, we entered into an Employment Agreement with Fred Grant pursuant to which Mr. Grant’s serves as Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Agreement, which will become effective when this Registration Statement becomes effective, Mr. Grant  shall receive a salary of $150,000 per annum, plus an annual bonus.  Such bonus will be based on the achievement of milestones to be established each year by the Board of Directors. Mr. Grant is entitled to the use of a car leased up to a maximum of $750 per month and reimbursement of related expenses. The Agreement is for an initial term of 5 years and automatically renews each year thereafter unless terminated by the Company or Mr. Grant by written notice given 90 days prior to the expiration of the Agreement.  The Agreement may also be terminated by the Company for “cause”, or by Mr. Grant for “good reason”, as such terms are defined in the Agreement.  In the event of termination by the Company other than for “cause”, Mr. Grant will be entitled to 36 months salary and benefits and 100% of any options which have not vested at the time of termination shall vest.

Director Compensation

Our directors are not compensated by us for acting as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Chief Executive Officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Alfred A. Grant 9545 W. Russell Rd., #3 Las Vegas, Nevada 89148	18,000,000 (Direct)	95.05%
Common Stock	Ray Powers 9545 W. Russell Rd., #3 Las Vegas, Nevada 89148	2,000 (Direct)	--
	All Officers and Directors as a Group (2 persons)	18,002,000 (Direct)	95.05%

Notes:

1.
The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Grant is the only "promoter" of our company.

2.	As of June 30, 2009, there were 18,938,000 shares of our common stock issued and outstanding and thirty-seven (37) registered stockholders.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On September 23, 2008, Alfred A. Grant, our President and director, acquired 18,000,000 shares of our company’s common stock at a price of $0.001 per share, for total cash consideration of $6,283. This was accounted for as a purchase of common stock. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Director Independence

Our common stock is not currently listed on a national securities exchange or an inter-dealer quotation system. We intend to apply to have our common stock quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Neither of our directors are independent because Alfred A. Grant is an executive officer of our company, and Mr. Powers is a shareholder.

REPORTS TO STOCKHOLDERS

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effective date of the registration statement, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Following such time, our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of WILSHIRE INTER-GROUP. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving WILSHIRE INTER-GROUP, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF THE COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SUBJECT TO COMPLETION, DATED ____________, 2009

PROSPECTUS

WILSHIRE INTER-GROUP INC.

292,000 SHARES
COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses (1)
Accounting Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,700.00
SEC Registration Fee	$1.25
Transfer Agent Fees	Nil
Miscellaneous Expenses	$1,500.00
TOTAL	$7,701.25
Notes:

(1)	All amounts are estimates, other than the Security and Exchange Commission's registration fee.

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of WILSHIRE INTER-GROUP.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of WILSHIRE INTER-GROUP, even if they are unsuccessful in defending that action, if the officer or director:

(a)	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or
(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of WILSHIRE INTER-GROUP, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of WILSHIRE INTER-GROUP against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to WILSHIRE INTER-GROUP, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, our Articles of Incorporation and our Bylaws, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Recent Sales of Unregistered Securities

On September 23, 2008, Alfred A. Grant, our President and director, acquired 18,000,000 shares of our company’s common stock at a price of $0.001 per share, for total cash consideration of $6,283. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 per share, for total proceeds of $1,500. These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

We completed a private placement of 148,000 shares of our common stock at a price of $0.10 per share to a total of thirty-five (35) purchasers on May 4, 2009. We completed the offering pursuant to Regulation D, Rule 505 under the Securities Act. Each purchaser represented his/her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation D. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On April 23, 2009, we issued 700,000 shares of our common stock to one unaffiliated shareholder, in exchange for the acquisition of a lease interest of property located at 16348 Lincoln Highway, Breezewood, Pennsylvania.  These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Thomas Cook, Esq. regarding the legality of the securities being registered
10.2	Form of Private Placement Subscription Agreement
23.1	Consent of Gruber & Company*
99.1	Employment Agreement of Alfred A. Grant
99.2	Lease dated April 30, 2009*
*filed herewith
Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on August 18, 2009.

WILSHIRE INTER-GROUP INC.

By: /s/ ALFRED A. GRANT
Alfred A. Grant
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ ALFRED A. GRANT
Alfred A. Grant
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: August 18, 2009

By: /s/ RAY POWERS
Ray Powers
Director
Date: August 18, 2009